UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

As previously disclosed, Baxter International Inc. (the “Company”) filed a Verified Amended Application Pursuant to 8 Del. C. § 205 in the Court of Chancery of the State of Delaware (the “Court”), captioned In re Baxter International Inc., C.A. No. 11609-CB (Del. Ch.) (the “Amended 205 Application”), on May 3, 2016. The Amended 205 Application sought an order of the Court validating the Company’s Certificate of Amendment to the Amended and Restated Certificate of Incorporation providing for, among other things, declassification of the Company’s board of directors (the “Charter Amendment”).

A hearing on the Amended 205 Application was held on June 22, 2016 in Wilmington, Delaware. The Court validated the Charter Amendment at the hearing. As such, the Charter Amendment will become effective on August 1, 2016. In connection with the effectiveness of the Charter Amendment, Messrs. Thomas F. Chen, John D. Forsyth and Michael F. Mahoney and Ms. Carole J. Shapazian, who were reelected as directors at the Company’s annual meeting on May 3, 2016, are each to serve a one year term expiring at the Company’s next annual meeting.

The foregoing description of the Charter Amendment is qualified in its entirety by reference to the text of the Charter Amendment, a copy of which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure provided under Item 3.03 of this Form 8-K regarding the Charter Amendment is hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Baxter International Inc. dated May 3, 2016 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Baxter International Inc. on May 4, 2016).

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

BAXTER INTERNATIONAL INC.

By:	/s/ Ellen K. McIntosh
Ellen K. McIntosh
Corporate Vice President, Associate General Counsel & Corporate Secretary

Dated: June 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Baxter International Inc. dated May 3, 2016 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Baxter International Inc. on May 4, 2016).